Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Steve Jones	Mary M. Gentry
Senior EVP, Chief Financial Officer	SVP, Finance and Treasurer
ScanSource, Inc.	ScanSource, Inc.
(864) 286-4302	(864) 286-4892

SCANSOURCE REPORTS FOURTH QUARTER AND FULL-YEAR RESULTS
Achieves Full-Year Outlook with Strong Q4 Performance

GREENVILLE, SC -- August 21, 2025 -- ScanSource, Inc. (NASDAQ: SCSC), a leading technology distributor uniquely-positioned to address complex, converging technologies, today announced financial results for the fourth quarter and fiscal year ended June 30, 2025.

	Fourth Quarter Summary			Fiscal Year Summary
	Q4 FY25	Q4 FY24	Change	FY25	FY24	Change
	(in thousands, except percentages and per share data)
Select reported measures:
Net sales	$812,886	$746,113	8.9%	$3,040,810	$3,259,809	-6.7%
Gross profit	$105,102	$97,315	8.0%	$408,646	$399,052	2.4%
Gross profit margin %	12.9%	13.0%	-11bp	13.4%	12.2%	120bp
Operating income	$26,787	$21,871	22.5%	$85,200	$90,324	-5.7%
GAAP net income	$20,089	$16,097	24.8%	$71,548	$77,060	-7.2%
GAAP diluted EPS	$0.88	$0.64	37.5%	$3.00	$3.06	-2.0%
Select Non-GAAP measures*:
Adjusted EBITDA	$38,639	$34,181	13.0%	$144,660	$140,654	2.8%
Adjusted EBITDA margin %	4.75%	4.58%	17bp	4.76%	4.31%	45bp
Non-GAAP net income	$23,322	$19,921	17.1%	$85,144	$77,670	9.6%
Non-GAAP diluted EPS	$1.02	$0.80	27.5%	$3.57	$3.08	15.9%
Note: Margin % reflects measure as a percentage of sales.
* Represents non-GAAP financial measures. For more information and a reconciliation to the most directly comparable GAAP financial measure, see "Non-GAAP Financial Information" below as well as the accompanying Supplementary Information.

“We delivered strong free cash flow for our fiscal year and achieved excellent profitability growth across the board,” said Mike Baur, Chair and CEO, ScanSource, Inc. “As we enter fiscal year 2026, we plan to make strategic investments in our business to accelerate growth and expand margins.”

Quarterly Results

Net sales for the fourth quarter of fiscal year 2025 totaled $812.9 million, up 8.9% year-over-year. Net sales for products and services increased 8.1% year-over-year, and recurring revenue increased 30.0% year-over-year including acquisitions. For Specialty Technology Solutions, fourth quarter net sales of $788.7 million increased 9.2% year-over-year, driven by broad-based growth in North America. Intelisys & Advisory net sales for the fourth quarter increased 1.3% year-over-year to $24.2 million reflecting the addition of an acquisition.

Gross profit for the fourth quarter of fiscal year 2025 increased 8.0% year-over-year to $105.1 million, with a gross profit margin of 12.9% versus 13.0% in the prior-year quarter. For the fourth quarter of fiscal year 2025, the percentage of gross profit from recurring revenue increased to 31.6% from 28.5% for the prior-year period.

For the fourth quarter of fiscal year 2025, operating income was $26.8 million compared to $21.9 million in the prior-year quarter. Fourth quarter fiscal year 2025 non-GAAP operating income increased to $31.3 million from $26.0 million in the prior-year quarter.

On a GAAP basis, net income for the fourth quarter of fiscal year 2025 totaled $20.1 million, or $0.88 per diluted share, up from net income of $16.1 million, or $0.64 per diluted share, for the prior-year quarter. Fourth quarter fiscal year 2025 non-GAAP net income increased to $23.3 million, or $1.02 per diluted share, from $19.9 million, or $0.80 per diluted share, for the prior-year quarter. On a non-GAAP basis, adjusted EBITDA for the fourth quarter of fiscal year 2025 increased 13.0% to $38.6 million, or 4.75% of net sales, compared to $34.2 million, or 4.58% of net sales, for the prior-year quarter.

Full-Year Results

For fiscal year 2025, net sales decreased 6.7% to $3.04 billion. Net sales for products and services decreased 8.1% year-over-year, while recurring revenue increased 31.8% year-over-year including acquisitions. For Specialty Technology Solutions, fiscal year net sales of $2.94 billion decreased 7.1% year-over-year, primarily due to a more cautious technology spending environment in the first half of the fiscal year. Intelisys & Advisory net sales for the fiscal year 2025 increased 6.3% year-over-year to $98.1 million reflecting the addition of an acquisition.

Gross profit for fiscal year 2025 increased 2.4% year-over-year to $408.6 million with a gross profit margin of 13.4%, up from 12.2% in the prior year. The higher gross profit margin reflects a higher contribution of recurring revenue, which is netted-down revenue, in our overall revenue mix and higher vendor program recognition. For fiscal year 2025, the percentage of gross profit from recurring revenue increased to 32.8% from 27.5% for the prior year.

For the fiscal year ended June 30, 2025, operating income was $85.2 million compared to $90.3 million in the prior year. Fiscal year 2025 non-GAAP operating income increased to $111.3 million from $110.4 million in the prior year.

On a GAAP basis, net income for the fiscal year 2025 totaled $71.5 million, or $3.00 per diluted share, compared to net income of $77.1 million, or $3.06 per diluted share, for the prior year. Fiscal year 2025 non-GAAP net income increased to $85.1 million, or $3.57 per diluted share, up from $77.7 million, or $3.08 per diluted share, for the prior year. On a non-GAAP basis, adjusted EBITDA for the fiscal year 2025 increased 2.8% to $144.7 million, or 4.76% of net sales, up from $140.7 million, or 4.31% of net sales, for the prior year.

Balance Sheet and Cash Flow

As of June 30, 2025, ScanSource had cash and cash equivalents of $126.2 million and total debt of $136.1 million.

For fiscal year 2025, ScanSource generated $112.3 million of operating cash flow and $104.1 million of free cash flow (non-GAAP). ScanSource also had share repurchases of $106.5 million for fiscal year 2025.

Annual Financial Outlook for Fiscal Year 2026

The following guidance is based on ScanSource's current expectations for the full fiscal year ended June 30, 2026.

FY26 Annual Outlook
Net sales	$3.1 billion to $3.3 billion
Adjusted EBITDA (non-GAAP)	$150 million to $160 million
Free cash flow (non-GAAP)	At least $80 million

Adjusted EBITDA is a non-GAAP measure, which excludes estimates for amortization of intangible assets, depreciation expense, and non-cash shared-based compensation expense. Free cash flow is a non-GAAP measure, which excludes the effect of estimated capital expenditures from estimated operating cash flow. These measures are forward-looking, and actual results may differ materially.

ScanSource believes that a quantitative reconciliation of such forward-looking information to the most directly comparable GAAP financial measures cannot be made without unreasonable efforts, because a reconciliation of these non-GAAP financial measures would require an estimate of future non-operating items such as acquisitions and divestitures, restructuring costs, impairment charges and other unusual or non-recurring items. Neither the timing nor likelihood of these events, nor their probable significance, can be quantified with a reasonable degree of accuracy. Accordingly, a reconciliation of such forward-looking information to the most directly comparable GAAP financial measures is not provided.

Webcast Details and Earnings Infographic
At approximately 8:45 a.m. ET today, an Earnings Infographic, as a supplement to this press release and the earnings conference call, will be available on ScanSource's website, www.scansource.com (Investor Relations section). ScanSource will present additional information about its financial results and business in a conference call today, August 21, 2025, at 10:30 a.m. ET. A webcast of the call will be available for all interested parties and can be accessed at www.scansource.com (Investor Relations section). The webcast will be available for replay for 60 days.

Safe Harbor Statement

This press release contains “forward-looking” statements, including ScanSource's FY26 annual outlook, which involve risks and uncertainties, many of which are beyond ScanSource's control. No undue reliance should be placed on such statements, as any number of factors could cause actual results to differ materially from anticipated or forecasted results, including, but not limited to, the following factors, which are neither presented in order of importance nor weighted: macroeconomic conditions, including potential prolonged economic weakness, inflation, tariffs and changes in trade policy, the failure to manage and implement ScanSource's growth strategy, the ability for ScanSource to realize the synergies or other benefits from acquisitions, credit risks involving ScanSource's larger channel sales partners and suppliers, changes in interest and exchange rates and regulatory regimes impacting ScanSource's international operations, including new or increased tariffs, risk to the business from a cyberattack, a failure of IT systems, failure to hire and retain quality employees, loss of ScanSource's major channel sales partners, relationships with key suppliers and channel sales partners or a termination or a modification of the terms under which it operates with these key suppliers and channel sales partners, changes in ScanSource's operating strategy, and other factors set forth in the "Risk Factors" contained in ScanSource's annual report on Form 10-K for the year ended June 30, 2025. Except as may be required by law, ScanSource expressly disclaims any obligation to update these forward-looking statements to reflect events or circumstances after the date of this press release or otherwise.

Non-GAAP Financial Information

In addition to disclosing results that are determined in accordance with United States Generally Accepted Accounting Principles ("GAAP"), ScanSource also discloses certain non-GAAP financial measures, which are summarized below. Non-GAAP financial measures are used to understand and evaluate performance, including comparisons from period to period. Non-GAAP results exclude items such as amortization of intangible assets related to acquisitions, acquisition and divestiture costs, gain/loss on sale of business, and restructuring costs and include other non-GAAP adjustments.

Net sales on a constant currency basis excluding acquisitions and divestitures to calculate organic growth ("non-GAAP net sales"): ScanSource discloses the percentage change in net sales excluding the translation impact from changes in foreign currency exchange rates between reporting periods and excluding the net sales from acquisitions and divestitures prior to the first full year from the transaction date. This measure enhances the comparability between periods to help analyze underlying trends on an organic basis.

Adjusted earnings before interest expense, income taxes, depreciation, and amortization (“Adjusted EBITDA”): Adjusted EBITDA starts with net income and adds back interest expense, income tax expense, depreciation expense, amortization of intangible assets, change in fair value of contingent consideration, and other non-GAAP adjustments, including acquisition and divestiture costs, restructuring costs, cyberattack restoration costs, tax recovery, and non-cash share-based compensation expense. Since Adjusted EBITDA excludes some non-cash costs of investing in ScanSource’s business and people, management believes that Adjusted EBITDA shows the profitability from the business operations more clearly. The Adjusted EBITDA margin is calculated as Adjusted EBITDA as a percentage of net sales.

Adjusted return on invested capital ("Adjusted ROIC"): Adjusted ROIC assists management in comparing ScanSource's performance over various reporting periods on a consistent basis because it removes from operating results the impact of items that do not reflect core operating performance. Management believes the calculation of Adjusted ROIC provides useful information to investors and is an additional relevant comparison of its performance. Adjusted ROIC is calculated as Adjusted EBITDA over invested capital. Invested capital is defined as average equity plus average daily funded interest-bearing debt for the period. Management believes the calculation of Adjusted ROIC provides useful information to investors and is an additional relevant comparison of ScanSource's performance during the year.

Free cash flow: ScanSource presents free cash flow as it is a measure used by management to measure our business. ScanSource believes this measure provides more information regarding liquidity and capital resources. Free cash flow is defined as net cash provided by operating activities less capital expenditures.

Net debt: Net debt includes total balance sheet debt less cash and cash equivalents. ScanSource believes this measure is useful in assessing its borrowing capacity.

Additional Non-GAAP Metrics: To evaluate current period performance on a more consistent basis with prior periods, ScanSource discloses non-GAAP SG&A expenses, non-GAAP operating income, non-GAAP pre-tax income, non-GAAP net income, and non-GAAP diluted earnings per share (non-GAAP diluted EPS). These non-GAAP results exclude amortization of intangible assets related to acquisitions, change in fair value of contingent consideration, acquisition and divestiture costs, restructuring costs, and other non-GAAP adjustments. These metrics include the translation impact of changes in foreign currency exchange rates. Non-GAAP metrics are useful in assessing and understanding ScanSource's performance especially when comparing results with previous periods or forecasting performance for future periods.

These non-GAAP financial measures have limitations as analytical tools, and the non-GAAP financial measures that ScanSource reports may not be comparable to similarly titled amounts reported by other companies. Analysis of results and outlook on a non-GAAP basis should be considered in addition to, and not in substitution for or as superior to, measurements of financial performance prepared in accordance with GAAP. A reconciliation of ScanSource's non-GAAP financial information to GAAP is set forth in the Supplementary Information (Unaudited) below.

About ScanSource, Inc.

ScanSource, Inc. (NASDAQ: SCSC) is a leading technology distributor uniquely-positioned to address complex, converging technologies and to accelerate growth for channel sales partners across hardware, software as a service (SaaS), connectivity and cloud services. ScanSource enables channel sales partners to deliver converging solutions for their end users. ScanSource uses multiple sales models to offer technology solutions from leading suppliers of specialty technologies, connectivity and cloud services. Founded in 1992 and headquartered in Greenville, South Carolina, ScanSource was named one of the 2025 Best Places to Work in South Carolina and on FORTUNE magazine’s 2025 List of World’s Most Admired Companies. ScanSource ranks #875 on the Fortune 1000. For more information, visit www.scansource.com.

SCANSOURCE REPORTS FOURTH QUARTER AND FULL-YEAR RESULTS

ScanSource, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)
(in thousands, except share data)
	June 30, 2025*	June 30, 2024*
Assets
Current assets:
Cash and cash equivalents	$126,157	$185,460
Accounts receivable, less allowance of $27,821 at June 30, 2025 and $20,684 at June 30, 2024	635,521	581,523
Inventories	483,815	512,634
Prepaid expenses and other current assets	124,959	125,082
Total current assets	1,370,452	1,404,699
Property and equipment, net	31,169	33,501
Goodwill	230,820	206,301
Identifiable intangible assets, net	62,909	37,634
Deferred income taxes	18,769	19,902
Other non-current assets	71,487	76,995
Total assets	$1,785,606	$1,779,032
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$598,595	$587,984
Accrued expenses and other current liabilities	71,263	65,616
Current portion of contingent consideration	1,318	—
Income taxes payable	3,927	7,895
Current portion of long-term debt	7,861	7,857
Total current liabilities	682,964	669,352
Long-term debt, net of current portion	128,288	136,149
Borrowings under revolving credit facility	—	50
Long-term portion of contingent consideration	17,782	—
Other long-term liabilities	50,163	49,226
Total liabilities	879,197	854,777
Commitments and contingencies
Shareholders’ equity:
Preferred stock, no par value; 3,000,000 shares authorized, none issued	—	—
Common stock, no par value; 45,000,000 shares authorized, 22,217,421 and 24,243,848 shares issued and outstanding at June 30, 2025 and June 30, 2024, respectively	—	26,370
Retained earnings	1,020,833	1,013,738
Accumulated other comprehensive loss	(114,424)	(115,853)
Total shareholders’ equity	906,409	924,255
Total liabilities and shareholders’ equity	$1,785,606	$1,779,032

*Derived from audited financial statements.

SCANSOURCE REPORTS FOURTH QUARTER AND FULL-YEAR RESULTS

ScanSource, Inc. and Subsidiaries
Condensed Consolidated Income Statements (Unaudited)
(in thousands, except per share data)

	Quarter ended June 30,		Fiscal year ended June 30,
	2025	2024	2025*	2024*
Net sales	$812,886	$746,113	$3,040,810	$3,259,809
Cost of goods sold	707,784	648,798	2,632,164	2,860,757
Gross profit	105,102	97,315	408,646	399,052
Selling, general and administrative expenses	71,610	68,498	286,934	277,428
Depreciation expense	1,925	2,770	10,004	11,219
Intangible amortization expense	4,927	3,741	19,227	15,723
Restructuring and other charges	—	435	5,381	4,358
Change in fair value of contingent consideration	(147)	—	1,900	—
Operating income	26,787	21,871	85,200	90,324
Interest expense	2,099	2,084	8,013	13,031
Interest income	(3,054)	(3,285)	(11,247)	(9,381)
Gain on sale of business	—	—	—	(14,155)
Other (income) expense, net	245	375	(5,962)	988
Income before income taxes	27,497	22,697	94,396	99,841
Provision for income taxes	7,408	6,600	22,848	22,781
Net income	$20,089	$16,097	$71,548	$77,060

Per share data:
Net income per common share, basic	$0.89	$0.66	$3.05	$3.10
Weighted-average shares outstanding, basic	22,526	24,524	23,442	24,868

Net income per common share, diluted	$0.88	$0.64	$3.00	$3.06
Weighted-average shares outstanding, diluted	22,858	25,046	23,839	25,222
*Derived from audited financial statements.

SCANSOURCE REPORTS FOURTH QUARTER AND FULL-YEAR RESULTS

ScanSource, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)
(in thousands)
	Fiscal year ended June 30,
	2025*	2024*
Cash flows from operating activities:
Net income	$71,548	$77,060
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Gain on sale of business	—	(14,155)
Depreciation and amortization	30,195	28,009
Amortization of debt issue costs	386	386
Provision for doubtful accounts	8,351	8,317
Share-based compensation	11,062	9,537
Deferred income taxes	1,128	(2,472)
Change in fair value of contingent consideration	1,900	—
Finance lease interest	86	101
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(55,011)	138,264
Inventories	28,874	239,157
Prepaid expenses and other assets	7,303	(17,804)
Other non-current assets	3,974	(10,689)
Accounts payable	3,673	(78,167)
Accrued expenses and other liabilities	2,846	(3,872)
Income taxes payable	(3,966)	(2,025)
Net cash provided by operating activities	112,349	371,647
Cash flows from investing activities:
Capital expenditures	(8,286)	(8,555)
Cash paid for business acquisitions, net of cash acquired	(56,673)	—
Proceeds from sale of business, net of cash transferred	2,569	17,600
Net cash (used in) provided by investing activities	(62,390)	9,045
Cash flows from financing activities:
Borrowings on revolving credit	51,954	1,259,728
Repayments on revolving credit	(52,004)	(1,438,658)
Repayments on long-term debt, net	(7,857)	(6,915)
Borrowings (repayments) on finance lease obligation	(1,090)	(964)
Exercise of stock options	9,511	4,813
Taxes paid on settlement of equity awards	(4,895)	(2,876)
Common stock repurchased	(106,524)	(42,895)
Net cash used in financing activities	(110,905)	(227,767)
Effect of exchange rate changes on cash and cash equivalents	1,643	(3,643)
(Decrease) increase in cash and cash equivalents	(59,303)	149,282
Cash and cash equivalents at beginning of period	185,460	36,178
Cash and cash equivalents at period end	$126,157	$185,460
*Derived from audited financial statements.

SCANSOURCE REPORTS FOURTH QUARTER AND FULL-YEAR RESULTS

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)
(in thousands, except percentages)

Non-GAAP Financial Information:
	Quarter ended June 30,		Fiscal year ended June 30,
	2025	2024	2025	2024
Reconciliation of Net Income to Adjusted EBITDA:
Net income (GAAP)	$20,089	$16,097	$71,548	$77,060
Plus: Interest expense	2,099	2,084	8,013	13,031
Plus: Income taxes	7,408	6,600	22,848	22,781
Plus: Depreciation and amortization	7,101	6,792	30,195	28,009
EBITDA (non-GAAP)	36,697	31,573	132,604	140,881
Plus: Change in fair value of contingent consideration	(147)	—	1,900	—
Plus: Share-based compensation	2,673	1,808	11,062	9,537
Plus: Acquisition and divestiture costs	191	503	926	1,717
Plus: Cyberattack restoration costs	—	141	177	874
Plus: Restructuring costs	—	435	5,381	4,358
Plus: Tax recovery	(470)	(657)	(3,041)	(2,558)
Plus: Insurance recovery, net of payments	(305)	—	(5,928)	—
Plus: Loss (gain) on sale of business	—	378	—	(14,155)
Adjusted EBITDA (numerator for Adjusted ROIC) (non-GAAP)	$38,639	$34,181	$144,660	$140,654

Invested Capital Calculations:
Equity – beginning of the period	$901,746	$944,053	$924,255	$905,298
Equity – end of the period	906,393	924,255	906,409	924,255
Plus: Change in fair value of contingent consideration, net	(110)	—	1,432	—
Plus: Share-based compensation, net	2,007	1,350	8,310	7,120
Plus: Acquisition and divestiture costs	191	503	926	1,717
Plus: Cyberattack restoration costs, net	—	106	133	655
Plus: Restructuring costs, net	—	327	4,054	3,262
Plus: Insurance recovery, net	(229)	—	(4,466)	—
Plus: Tax recovery, net	(310)	(278)	(4,072)	(2,566)
Plus: Loss (gain) on sale of business	—	378	—	(14,155)
Average equity	904,844	935,347	919,085	912,793
Average funded debt (a)	138,270	146,121	141,173	220,528
Invested capital (denominator for Adjusted ROIC) (non-GAAP)	$1,043,114	$1,081,468	$1,060,258	$1,133,321

Adjusted return on invested capital ratio (Adjusted ROIC), annualized(b)	14.9%	12.7%	13.6%	12.4%

(a) Average funded debt is calculated as the average daily amounts outstanding on short-term and long-term interest-bearing debt.
(b) The annualized adjusted EBITDA amount is divided by days in the quarter times 365 days per year, or 366 days for leap year. There were 91 days in the current quarter and prior-year quarter.

SCANSOURCE REPORTS FOURTH QUARTER AND FULL-YEAR RESULTS

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)

Net Sales by Segment:
	Quarter ended June 30,
	2025	2024	% Change
Specialty Technology Solutions:	(in thousands)
Net sales, reported	$788,708	$722,251	9.2%
Foreign exchange impact (a)	4,683	—
Less: Acquisitions	(7,140)	—
Non-GAAP net sales	$786,251	$722,251	8.9%

Intelisys & Advisory:
Net sales, reported	$24,178	$23,862	1.3%
Foreign exchange impact (a)	(14)	—
Less: Acquisitions	(1,054)	—
Non-GAAP net sales	$23,110	$23,862	(3.2)%

Consolidated:
Net sales, reported	$812,886	$746,113	8.9%
Foreign exchange impact (a)	4,669	—
Less: Acquisitions	(8,194)	—
Non-GAAP net sales	$809,361	$746,113	8.5%

(a) Year-over-year net sales growth rate excluding the translation impact of changes in foreign currency exchange rates. Calculated by translating the net sales for the quarter ended June 30, 2025 into U.S. dollars using the average foreign exchange rates for the quarter ended June 30, 2024.

SCANSOURCE REPORTS FOURTH QUARTER AND FULL-YEAR RESULTS

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)

Net Sales by Segment:
	Fiscal year ended June 30,
	2025	2024	% Change
Specialty Technology Solutions:	(in thousands)
Net sales, reported	$2,942,717	$3,167,549	(7.1)%
Foreign exchange impact (a)	32,754	—
Less: Acquisitions	(24,199)	—
Less: Divestitures	—	(4,019)
Non-GAAP net sales	$2,951,272	$3,163,530	(6.7)%

Intelisys & Advisory:
Net sales, reported	$98,093	$92,260	6.3%
Foreign exchange impact (a)	(19)	—
Less: Acquisitions	(5,978)	—
Non-GAAP net sales	$92,096	$92,260	(0.2)%

Consolidated:
Net sales, reported	$3,040,810	$3,259,809	(6.7)%
Foreign exchange impact (a)	32,735	—
Less: Acquisitions	(30,177)	—
Less: Divestitures	—	(4,019)
Non-GAAP net sales	$3,043,368	$3,255,790	(6.5)%

(a) Year-over-year net sales growth rate excluding the translation impact of changes in foreign currency exchange rates. Calculated by translating the net sales for the twelve months ended June 30, 2025 into U.S. dollars using the average foreign exchange rates for the twelve months ended June 30, 2024.

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)
Net Sales by Revenue Type:

	Quarter ended June 30,
	2025	2024	% Change
	(in thousands)
Net sales by product/service:
Products and services	$776,349	$718,003	8.1%
Recurring revenue(a)	36,537	28,110	30.0%
	$812,886	$746,113	8.9%
(a) Recurring revenue represents primarily agency commissions, managed connectivity, SaaS, subscriptions, and hardware rentals.

	Fiscal year ended June 30,
	2025	2024	% Change
	(in thousands)
Net sales by product/service:
Products and services	$2,895,110	$3,149,234	(8.1)%
Recurring revenue(a)	145,700	$110,575	31.8%
	$3,040,810	$3,259,809	(6.7)%
(a) Recurring revenue represents primarily agency commissions, managed connectivity, SaaS, subscriptions, and hardware rentals.

SCANSOURCE REPORTS FOURTH QUARTER AND FULL-YEAR RESULTS

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)
Net Sales by Geography:
	Quarter ended June 30,
	2025	2024	% Change
United States and Canada:	(in thousands)
Net sales, as reported	$744,644	$663,542	12.2%
Less: Acquisitions	(8,194)	—
Non-GAAP net sales	$736,450	$663,542	11.0%

Brazil:
Net sales, reported(a)	$68,242	$82,571	(17.4)%
Foreign exchange impact(b)	4,669	—
Non-GAAP net sales	$72,911	$82,571	(11.7)%

Consolidated:
Net sales, reported	$812,886	$746,113	8.9%
Foreign exchange impact(b)	4,669	—
Less: Acquisitions	(8,194)	—
Non-GAAP net sales	$809,361	$746,113	8.5%

(a) Countries outside of the United States, Canada and Brazil represent $0.2 million, or 0.3% of sales, for the quarter ended June 30, 2025 and $0.1 million, or 0.1% of sales, for the quarter ended June 30, 2024.

(b) Year-over-year net sales growth rate excluding the translation impact of changes in foreign currency exchange rates. Calculated by translating the net sales for the quarter ended June 30, 2025 into U.S. dollars using the average foreign exchange rates for the quarter ended June 30, 2024.

SCANSOURCE REPORTS FOURTH QUARTER AND FULL-YEAR RESULTS

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)
Net Sales by Geography:
	Fiscal year ended June 30,
	2025	2024	% Change
United States and Canada:	(in thousands)
Net sales, as reported	$2,800,739	$2,921,172	(4.1)%
Less: Acquisitions	(30,177)	—
Non-GAAP net sales, excluding acquisitions	$2,770,562	$2,921,172	(5.2)%

International:
Net sales, reported (a)	$240,071	$338,637	(29.1)%
Foreign exchange impact (b)	32,735	—
Less: Divestitures	—	(4,019)
Non-GAAP net sales	$272,806	$334,618	(18.5)%

Consolidated:
Net sales, reported	$3,040,810	$3,259,809	(6.7)%
Foreign exchange impact (b)	32,735	—
Less: Acquisitions	(30,177)
Less: Divestitures	—	(4,019)
Non-GAAP net sales	$3,043,368	$3,255,790	(6.5)%
(a) Countries outside of the United States, Canada and Brazil represent $0.6 million, or 0.2% of sales, for the fiscal year June 30, 2025 and $4.4 million, or 1.3% of sales, for the fiscal year June 30, 2024.

(b) Year-over-year net sales growth rate excluding the translation impact of changes in foreign currency exchange rates. Calculated by translating the net sales for the fiscal year ended June 30, 2025 into U.S. dollars using the average foreign exchange rates for the fiscal year ended June 30, 2024.

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)
(in thousands)
Free Cash Flow:
	Quarter ended June 30,		Fiscal year ended June 30,
	2025	2024	2025	2024
GAAP operating cash flow	$7,644	$54,738	$112,349	$371,647
Less: Capital expenditures	(2,518)	(1,270)	(8,286)	(8,555)
Free cash flow (non-GAAP)	$5,126	$53,468	$104,063	$363,092

SCANSOURCE REPORTS FOURTH QUARTER AND FULL-YEAR RESULTS

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)
(in thousands, except per share data)

Reconciliation of Other Non-GAAP Financial Information:

	Quarter ended June 30, 2025
	GAAP Measure	Intangible amortization expense	Change in fair value of contingent consideration	Acquisition & divestiture costs (a)	Restructuring costs	Insurance recovery, net	Tax recovery	Cyberattack restoration costs	Non-GAAP measure
	(in thousands, except per share data)
SG&A expenses	$71,610	$—	$—	$(191)	$—	$—	$470	$—	$71,889
Operating income	26,787	4,927	(147)	191	—	—	(470)	—	31,288
Pre-tax income	27,497	4,927	(147)	191	—	(305)	(470)	—	31,693
Net income	20,089	3,691	(110)	191	—	(229)	(310)	—	23,322
Diluted EPS	$0.88	$0.16	$—	$0.01	$—	$(0.01)	$(0.01)	$—	$1.02

	Quarter ended June 30, 2024
	GAAP Measure	Intangible amortization expense	Loss on sale of business (b)	Acquisition & divestiture costs (a)	Restructuring costs	Insurance recovery, net	Tax recovery	Cyberattack restoration costs	Non-GAAP measure
	(in thousands, except per share data)
SG&A expense	$68,498	$—	$—	$(503)	$—	$—	$657	$(141)	$68,511
Operating income	21,871	3,741	—	503	435	—	(657)	141	26,034
Pre-tax income	22,697	3,741	378	503	435	—	(657)	141	27,238
Net income	16,097	2,788	378	503	327	—	(278)	106	19,921
Diluted EPS	$0.64	$0.11	$0.02	$0.02	$0.01	$—	$(0.01)	$—	$0.80

(a) Acquisition and divestiture costs for the quarters ended June 30, 2025 and June 30, 2024 are generally nondeductible for tax purposes.
(b) Reflects adjustment to the gain on the sale of the UK-based intY business.

SCANSOURCE REPORTS FOURTH QUARTER AND FULL-YEAR RESULTS
-bas

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)
(in thousands, except per share data)

Reconciliation of Other Non-GAAP Financial Information:

	Year ended June 30, 2025
	GAAP Measure	Intangible amortization expense	Change in fair value of contingent consideration	Acquisition & divestiture costs (a)	Restructuring costs	Tax recovery	Cyberattack restoration costs	Legal Settlement	Insurance Recovery	Non-GAAP measure
	(in thousands, except per share data)
SG&A expenses	$286,934	$—	$—	$(926)	$—	$3,041	$(177)	$(1,579)	$—	$287,293
Operating income	85,200	19,227	1,900	926	5,381	(3,041)	177	1,579	—	111,349
Pre-tax income	94,396	19,227	1,900	926	5,381	(3,041)	177	1,579	(5,928)	114,617
Net income	71,548	14,400	1,432	926	4,054	(4,072)	133	1,189	(4,466)	85,144
Diluted EPS	$3.00	$0.60	$0.06	$0.04	$0.17	$(0.17)	$0.01	$0.05	$(0.19)	$3.57

	Year ended June 30, 2024
	GAAP Measure	Intangible amortization expense	Change in fair value of contingent consideration	Acquisition & divestiture costs (a)	Restructuring costs	Tax recovery	Cyberattack restoration costs	Gain on sale of business (b)	Insurance Recovery	Non-GAAP measure
	(in thousands, except per share data)
SG&A expense	$277,428	$—	$—	$(1,717)	$—	$2,558	$(874)	$—	$—	$277,395
Operating income	90,324	15,723	—	1,717	4,358	(2,558)	874	—	—	110,438
Pre-tax income	99,841	15,723	—	1,717	4,358	(2,558)	874	(14,155)	—	105,800
Net income	77,060	11,697	—	1,717	3,262	(2,566)	655	(14,155)	—	77,670
Diluted EPS	$3.06	$0.46	$—	$0.07	$0.13	$(0.10)	$0.03	$(0.56)	$—	$3.08

(a) Acquisition and divestiture costs for the fiscal years ended June 30, 2025 and June 30, 2024 are generally nondeductible for tax purposes.
(b) Reflects adjustment to the gain on the sale of the UK-based intY business.